UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

CORTEXYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38890	90-1024039
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 East Grand Ave. South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 910-5717

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 13, 2021, Cortexyme, Inc. (the “Company”) entered into a Third Amendment to Sub-Sublease (the “Third Amendment”) with Verily Life Sciences LLC, which amended that certain Sub-Sublease dated as of June 18, 2018 (as amended by that certain Amendment 1 to Sub-Sublease, dated as of April 2, 2019, and that certain Second Amendment to Sub-Sublease, dated as of May 26, 2020, the “Existing Sub-Sublease”) pursuant to which the Company leases certain premises located at 259 East Grand Avenue in South San Francisco, California (the “Premises”). The Third Amendment modified the Existing Sub-Sublease to, among other things, (i) expand the Premises to include approximately 221 square feet of additional space, (ii) extend the term of the Existing Sub-Sublease by twelve (12) months expiring on July 15, 2022 (the “Extension Term”), and (iii) provide the Company with an option to renew the Existing Sub-Sublease for an additional twelve (12) months expiring on July 15, 2023 (the “Optional Extension Term”). The base rent for the Premises during the Extension Term and the Optional Extension Term will be $52,611 and $54,189 per month, respectively.

The foregoing summary of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEXYME, INC.

	By:	/s/ Caryn G. McDowell
Date: May 18, 2021	Title:	Chief Legal and Administrative Officer and Corporate Secretary